Exhibit (o)(5)

POWER OF ATTORNEY

Effective June 1, 2015, each person whose signature appears below, as Trustees of Master Portfolio Trust, hereby constitutes and appoints Jane Trust, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen, Yi Chia Kuo, Susan Lively and Robert Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable each of Legg Mason Partners Income Trust (Securities Act File No. 2-96408), Legg Mason Partners Money Market Trust (Securities Act File No. 2-91556), Legg Mason Partners Institutional Trust (Securities Act File No. 33-49552), and Legg Mason Partners Premium Money Market Trust (Securities Act File No. 33-28844) (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to each Trust’s Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date first mentioned above until revoked by such individual.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ Elliott J. Berv Elliott J. Berv	Trustee	May 13, 2015

/s/ Jane F. Dasher Jane F. Dasher	Trustee	May 13, 2015

/s/ Mark T. Finn Mark T. Finn	Trustee	May 13, 2015

/s/ Stephen R. Gross Stephen R. Gross	Trustee	May 13, 2015

/s/ Richard E. Hanson, Jr. Richard E. Hanson, Jr.	Trustee	May 13, 2015

/s/ Diana R. Harrington Diana R. Harrington	Trustee	May 13, 2015

/s/ Susan M. Heilbron Susan M. Heilbron	Trustee	May 13, 2015

/s/ Susan B. Kerley Susan B. Kerley	Trustee	May 13, 2015

/s/ Alan G. Merten Alan G. Merten	Trustee	May 13, 2015

/s/ R. Richardson Pettit R. Richardson Pettit	Trustee	May 13, 2015